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                                                                 EXHIBIT 10.12.2


                                AMENDMENT NO. 2
                                       TO
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     WHEREAS, the Board of Directors of Just For Feet, Inc. (the "Corporation") has previously adopted, and the stockholders of the Corporation have approved, the Non-Employee Director Stock Option Plan (the "Plan") pursuant to which non-qualified stock options may be granted to non-employee directors of the Corporation; and

     WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to options granted under the Plan;

     NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE 1.

                               AMENDMENT TO PLAN

     1.1 Section 1.3(a) of the Plan shall be amended by deleting such section in its entirety and substituting therefor the following:

          "(a). The aggregate number of shares of Common Stock with respect to which Options may be granted shall not exceed 400,000 shares of Common Stock, subject to possible adjustment in accordance with Section 3.1."


                                   ARTICLE 2.

                          EFFECTIVE DATE OF AMENDMENT

     2.1 The amendment effected hereby shall be effective for options under the Plan to eligible directors on or after the date this amendment is approved by the Board of Directors of the Corporation, but subject to approval of a majority of the shares of Common Stock of the Corporation entitled to vote thereon represented in person and by proxy at a meeting of stockholders. In the event stockholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Corporation, then any option granted in the intervening period shall be void.